SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                           ENTERPRISE CAPITAL TRUST I
       ------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                  Delaware                            Applied For
   ---------------------------------------   ---------------------------------
   (State of incorporation or organization)   (IRS Employer Identification No.)


                  80 Park Plaza
                  P.O. Box 570
                  Newark, New Jersey                         07101
                --------------------------------------     -----------
               (Address of principal executive offices)    (Zip Code)


Securities to be registered pursuant to Section 12 (b) of the Act:

Title of each class                            Name of each exchange on which
to be so registered                            each class is to be registered
----------------------                    -------------------------------------

____% Trust Originated Preferred Securities,       New York Stock Exchange
Series A


Securities to be registered pursuant to Section 12 (g) of the Act:

None.

Item 1.  Description of Registrant's Securities to be Registered.

         The information required by this Item 1 is incorporated by reference to Registration Statement No. 333-43241 filed with the Securities and Exchange
Commission pursuant to the Securities Act of 1933, as amended, which became effective on January 8, 1998. Copies of the Prospectus and Prospectus Supplement describing the securities will be filed pursuant to Rule 424 (b) under the Securities Act of 1933, as amended, and shall be deemed incorporated by reference into this Registration Statement filed on Form 8-A.


Item 2.  Exhibits.

Exhibit No.
--------------
*1-1 Registration Statement No. 333-43241.

*4-1 Certificate of Trust for Enterprise Capital Trust I (included in Exhibit
     1-1 above).

*4-2 Trust Agreement for Enterprise Capital Trust I (included in Exhibit 1-1 above).

*4-3 Form of Amended and Restated Trust Agreement for Enterprise Capital Trust I
     (included in Exhibit 1-1 above).

*5-1 Form of Preferred  Security  Certificate  for  Enterprise  Capital  Trust I
     (included in Exhibit 4-3 above).










------------------------------------------------
* Pursuant to Instruction II to Item 2, the exhibits have been filed with copies of this Registration Statement with the New York Stock Exchange and need not be filed with or incorporated by reference into this Registration Statement.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.





                          Enterprise Capital Trust I

                          By:    Public Service Enterprise Group Incorporated,
                                   its Depositor


                          ROBERT C. MURRAY
                          ----------------------------------------------------
                          Name:  Robert C. Murray
                          Title: Vice President and Chief Financial Officer



Dated:  January 8, 1998